March 8, 1996



Dear Stockholder:

I extend a personal invitation to you to attend the 1996 Annual Meeting of Stockholders of First Midwest Bancorp, Inc., to be held on Tuesday, April 16, 1996 at 9:00 a.m. at the Holiday Inn-Naperville, 1801 Naper Boulevard, Naperville, Illinois, the same location where the Annual Meeting has been held the past several years. (A map indicating the location of the Holiday Inn is provided on the next page.)

The purposes of the Annual Meeting will be to: approve two proposals recommended by the Board of Directors to amend the Company's Restated Certificate of Incorporation; approve a proposal recommended by the Board of Directors to amend the Company's 1989 Omnibus Stock and Incentive Plan; and, elect four directors, namely, Andrew B. Barber, O. Ralph Edwards, Thomas M. Garvin and Sister Norma Janssen. We will also be sharing with you information about our performance during 1995 and provide you with our perspectives on 1996 and beyond. Additionally, the Annual Meeting will give you an opportunity to meet with our Directors and Senior Officers from across the Company.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have previously sent in a proxy.

I look forward to seeing you on April 16 and hope you will join us for continental breakfast, before the meeting, beginning at 8:15 a.m.

Yours very truly,



Robert P. O'Meara
President and Chief Executive Officer


PS: In December, 1995 we completed the previously announced acquisition of CF Bancorp, Inc. On behalf of the entire First Midwest family, I welcome our 500+ new stockholders from CF and encourage you to attend the April 16 Annual Meeting.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1996


To the Stockholders of
FIRST MIDWEST BANCORP, INC.:

  The Annual Meeting of Stockholders of First Midwest Bancorp, Inc. will be held at the Holiday Inn-Naperville, 1801 Naper Boulevard, Naperville, Illinois, on Tuesday, April 16, 1996 at 9:00 a.m. for the purpose of:

  1. Approving two proposals recommended by the Board of Directors to amend the Company's Restated Certificate of Incorporation.

  2. Approving a proposal recommended by the Board of Directors to amend the Company's 1989 Omnibus Stock and Incentive Plan.

  3. Electing four directors.

  4. Transacting such other business as may be properly brought before the Annual Meeting or any adjournment thereof. (Management at present knows of no other business to be brought before the Annual Meeting.)

  The Board of Directors has fixed the close of business on February 28, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

  WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT YOUR PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY WILL BE APPRECIATED.

By Order of the Board of Directors:



Alan R. Milasius
Senior Vice President & Corporate Secretary


March 8, 1996

                                PROXY STATEMENT
                  FOR ANNUAL MEETING TO BE HELD APRIL 16, 1996



                               VOTING PROCEDURES

INTRODUCTION

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Midwest Bancorp, Inc. (the "Company"), a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders to be held April 16, 1996 at 9:00 a.m. and at any adjournments of that meeting (the "Annual Meeting"). The Board of Directors has fixed the close of business on February 28, 1996 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 13,617,977 shares of no par value Common Stock ("Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote.

 Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If there are no such instructions, the shares will be voted in favor of: the two proposals recommended by the Board of Directors to amend the Company's Restated Certificate of Incorporation; the proposal recommended by the Board of Directors to amend the Company's 1989 Omnibus Stock and Incentive Plan; the election of the nominees for director; and in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting. A stockholder may revoke his proxy by: executing a later-dated proxy; giving written notice of such revocation to the Corporate Secretary; or voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and  of itself, constitute the revocation of a proxy.

 The Inspector of Election appointed by the Board of Directors for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting and will determine whether or not a quorum is present. The Inspector of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

 The approximate date on which this Proxy Statement, form of proxy and the Company's 1995 Annual Report are first being sent to the Company's stockholders is March 8, 1996.

VOTING OF SHARES IN THE FIRST MIDWEST BANCORP, INC. DIVIDEND REINVESTMENT PLAN

 The Company's Stock Transfer Agent, as agent under the First Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Reinvestment Plan"), is the record owner of all shares of Common Stock held for participants in the Reinvestment Plan. Each such participant will receive a single proxy card covering those shares of Common Stock credited to the participant's account under the Reinvestment Plan and registered in the participant's name that are not within the Reinvestment Plan.

DIRECTION CARDS FOR PARTICIPANTS IN THE FIRST MIDWEST BANCORP EMPLOYEE STOCK OWNERSHIP PLAN AND THE FIRST MIDWEST BANCORP SAVINGS AND PROFIT SHARING PLAN

 First Midwest Trust Company, N.A., as Trustee under the First Midwest Bancorp Employee Stock Ownership Plan (the "ESOP") and the First Midwest Bancorp Savings and Profit Sharing Plan (the "Profit Sharing Plan"), is the record owner of all shares of the Common Stock held for participants in the ESOP and the Profit Sharing Plan. The Trustee will vote the shares held for the account of each ESOP and Profit Sharing Plan participant in accordance with the directions received from participants. In order to obtain such voting directions, the Trustee will forward this Proxy Statement and a buff-colored and a blue-colored direction card to each ESOP and each Profit Sharing Plan participant, respectively. Thus, if an employee of the Company participates in the ESOP and/or the Profit Sharing Plan and is also a record owner of shares of Common Stock, such employee will receive a proxy card from the Company and a buff-colored and/or a blue-colored direction card from the Trustee. The direction card(s) must be executed and returned if the shares held pursuant to the ESOP and Profit Sharing Plan are to be voted, provided that shares held in the Profit Sharing Plan for which no directions are received will be voted by the Trustee proportionally in the same manner as it votes shares for which directions were received. All direction cards returned will be kept confidential by the Trustee or its tabulating agent and will not be disclosed to the Company or any of its employees. Because ESOP and Profit Sharing Plan participants are not the record owners of the related shares, such shares may not be voted in person by ESOP and Profit Sharing Plan participants at the Annual Meeting.

COST OF SOLICITATION

 The cost of solicitation of proxies will be paid by the Company. Directors, officers, employees and agents of the Company may solicit proxies by mail, telephone, personal interview and other means. Directors, officers and employees will receive no additional compensation for solicitation services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares of record held by them and will be reimbursed for their reasonable expenses.

                        PROPOSAL TO AMEND THE COMPANY'S
                    RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
                     AND CHANGE THE PAR VALUE OF SUCH STOCK

BACKGROUND

 This proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation would increase the number of shares of Common Stock which the Company is authorized to issue from 20 million to 30 million and change the par value per share of such stock from no stated par value to a par value of $0.01.

INCREASE IN NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

 As of the Annual Meeting record date, 13,617,977 shares of Common Stock were outstanding. On December 20, 1995, the Company completed the acquisition of CF Bancorp, Inc., and as of the Annual Meeting record date, shares of CF Bancorp, Inc. equivalent to 77,879 shares of Common Stock have not yet been exchanged by CF Bancorp, Inc. stockholders; therefore, such shares are reserved for such purpose. In addition, 776,125 shares of Common Stock are reserved for issuance under the Company's stock option plans.

 The additional 10 million shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The Board of Directors believes that it is desirable to have the flexibility of additional authorized shares of Common Stock being available for possible future financing and acquisition transactions, stock dividends or splits and other general corporate purposes. As of the date of this Proxy Statement, the Company has no plans, arrangements, negotiations or understandings with respect to the issuance of shares of Common Stock proposed to be authorized.

 The authority of the Board of Directors to issue Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock could dilute the voting power of the Common Stock owned by a party attempting to obtain control of the Company and could increase the cost of any such transaction.

 The Restated Certificate of Incorporation provides that a business combination with an interested stockholder (as therein defined) must satisfy certain minimum price, form of consideration and procedural requirements, unless it is approved either by at least an 80% stockholder vote or a majority of the directors who are unaffiliated with the interested stockholder, and contains certain other provisions restricting the ability of stockholders to act by consent, call special meetings, remove directors or amend the By-Laws of the Company. The Restated Certificate of Incorporation also authorizes the issuance of up to 1 million shares of Preferred Stock with such rights, preferences and limitations as may be determined by the Board of Directors. Such Preferred Stock could be issued with terms which might make more difficult a change in control of the Company. Additionally, the Company is subject to various provisions of Delaware law which provides restrictions on business combinations with interested stockholders.

 On February 15, 1989, the Board of Directors adopted a Rights Plan, and pursuant thereto, declared a distribution of one Right for each outstanding share of Common Stock held of record on March 1, 1989. On November 15, 1995, the Board of Directors amended and restated the Rights Plan. Under the Rights Plan, if at any time a person becomes the beneficial owner of 10% or more of the Common Stock, the Board of Directors, in its sole discretion, may exchange (the "Exchange Provision") all but not less than all of the outstanding and exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right. The Rights Plan also provides that if a person acquires more than 10% of the Common Stock, the Company shall take such actions as shall be necessary to ensure and provide that each holder of a Right (other than the acquiring person) shall have the right to purchase from the Company that number of one one-hundredths of a share of Preferred Stock of the Company or that number of shares of Common Stock (the "Common Stock Purchase Option") which would have a market value equal to twice the Exercise Price (currently, $100) for an amount in cash equal to the Exercise Price. There are presently 6,382,023 shares of Common Stock available for issuance and 13,617,977 Rights outstanding. Upon approval of the proposed amendment, the Company would have 16,382,023 shares of Common Stock available for issuance and 13,617,977 Rights outstanding. Thus, the approval of the proposed amendment may permit the Board of Directors to effectuate the Exchange Provision or satisfy the Common Stock Purchase Option.

 The Company is not aware of any offers to obtain control of the Company.

CHANGE IN PAR VALUE OF COMMON STOCK

 The Company's Common Stock currently has no stated par value per share. Franchise taxes are payable to the State of Delaware under alternate computational methods, including a method that, if the Common Stock carried a par value, would result in a significant reduction in the Company's franchise tax liability. For this reason, the Board of Directors has determined that the Common Stock should carry a par value of $0.01 per share. (A stated par value would not dilute the ownership interests of stockholders nor would it have any other impact on the rights and privileges of common stockholders.)

TEXT OF THE PROPOSED AMENDMENT

 The text of the proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation is as follows:

  ARTICLE FOURTH. Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is Thirty-One Million (31,000,000) shares, of which One Million (1,000,000) shares shall be shares of Preferred Stock without par value (hereinafter sometimes referred to as "Preferred Stock"), and Thirty Million (30,000,000) shares shall be shares of Common Stock, $0.01 par value (hereinafter sometimes referred to as "Common Stock").

VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENT

 The proposal to increase the number of authorized shares of Common Stock and change the par value of such stock to $0.01 per share must be approved by the holders of a majority of the outstanding shares of Common Stock. The Board of Directors unanimously recommends that stockholders vote FOR the proposal to increase the number of authorized shares of Common Stock and change the par value of such stock.


                        PROPOSAL TO AMEND THE COMPANY'S
                    RESTATED CERTIFICATE OF INCORPORATION TO
                      MODIFY THE ADVANCE NOTICE PROVISIONS

BACKGROUND

 Paragraph (f) of Article Fifth of the Company's Restated Certificate of Incorporation contains what is commonly referred to as an "advance notice provision" applicable to director nominations other than by or on behalf of the existing Board of Directors. This provision requires stockholders wishing to nominate directors to give the Company not less than 14 days nor more than 50 days notice of a proposed nomination, together with certain information concerning the nominee, in order for a nomination to be effective. Such advance notice provision gives the Company very little time to inform itself concerning the nomination, evaluate the nominee and advise the stockholders. In addition, the current Restated Certificate of Incorporation contains no advance notice provision mechanism applicable to any other type of proposal which may be submitted by stockholders to be voted upon at a meeting of the Company's stockholders.

Accordingly, the Board of Directors has determined that the current advance notice provision should be amended to: apply to all forms of stockholder proposals, not just proposals for the nomination of directors; and, specify an advance notice period, in most circumstances, of 120 to 180 days before any meeting of the Company's stockholders. In addition, any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The full text of the proposed amendment is described below.

TEXT OF THE PROPOSED AMENDMENT

 The advance notice provisions are currently contained within Article Fifth, paragraph (f), of the Company's Restated Certificate of Incorporation. Because the proposed amendment would no longer apply solely to director nominations, paragraph (f) of Article Fifth would be deleted and paragraphs (g), (h), (i),
(j) and (k) of Article Fifth would merely be numbered as paragraphs (f), (g),
(h), (i) and (j), respectively. The advance notice provision amendment would then be inserted as paragraph (d) of Part III of Article Fourth of the Restated Certificate of Incorporation. The text of the proposed amendment is as follows:

      (d) Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated by stockholders for election as directors shall be considered only if advance notice thereof has been timely given as provided herein by a stockholder of record as of the time of such notice who is entitled to vote at the meeting and such proposals or nominations are otherwise proper for consideration under applicable law and this Restated Certificate of Incorporation and the By-laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 120 nor more than 180 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 130 days prior to the date of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 130 days in advance of the annual meeting if the Corporation shall have previously disclosed, in the By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding any such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to this Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENT

 The proposal to amend the advance notice provisions of the Company's Restated Certificate of Incorporation must be approved by the holders of a majority of the outstanding shares of Common Stock. The Board of Directors unanimously recommends that stockholders vote FOR the proposal to amend the advance notice provisions.

                        PROPOSAL TO AMEND THE COMPANY'S
                     1989 OMNIBUS STOCK AND INCENTIVE PLAN

BACKGROUND AND DESCRIPTION OF PROPOSED AMENDMENTS

 INCREASE IN SHARES OF COMMON STOCK AVAILABLE FOR AWARDS UNDER THE 1989 PLAN

 At the Company's 1989 Annual Meeting of Stockholders, the 1989 Omnibus Stock and Incentive Plan ("the 1989 Plan") was approved. (Further information regarding the 1989 Plan is contained within the "Compensation Committee Report on Executive Compensation", which follows on page 16.) At the time the 1989 Plan was approved by the Company's stockholders, 877,500 shares of Common Stock were allocated for grants. As of February 21, 1996, the date these proposed amendments were considered by the Board of Directors, 914,594 nonstatutory stock options had been granted, 135,836 had been forfeited, 85,428 had been exercised and 98,742 were available for future awards. In order to continue the equity incentive program for current employees and to have sufficient shares to be able to make awards that may be necessary to recruit future employees, the Board of Directors has determined that an additional 800,000 shares of Common Stock be added to the award pool.

TECHNICAL AMENDMENTS TO COMPLY WITH INTERNAL REVENUE CODE SECTION 162(M)

 To ensure compliance with Internal Revenue Code Section 162(m), a variety of technical amendments have been proposed. The proposed amendments: establish the maximum award which can be made to any one participant in any one calendar year at 65,000 shares; add to the qualifications for membership on the Compensation Committee of the Board of Directors (the Administrator of the Plan) the condition that the director is also an "outside" director, as defined under Code
Section 162(m); and include a variety of performance criteria that may be utilized by the Compensation Committee in making performance-based awards.

 EXPIRATION DATE OF THE 1989 PLAN AND OTHER TECHNICAL AMENDMENTS

 The Board of Directors has also determined that the duration of the 1989 Plan should be extended to a date that is ten years (i.e., February 21, 2006) from the date the proposed amendments were adopted by the Board of Directors. (Absent this extension, the 1989 Plan would expire and no more awards could be made beyond February 1999.) In addition, technical amendments which clarify the counting of shares remaining available for issuance and updating the definition of "change in control" have been proposed.

AWARDS TO BE MADE TO OFFICERS AND EMPLOYEES IN 1996 UNDER THE 1989 PLAN, AS AMENDED

 On February 21, 1996, the Compensation Committee granted, subject to stockholder approval of the proposed amendments to the 1989 Plan, awards of nonstatutory stock options (the "1996 awards"), to the employees described below:


                                                                                           Number of
Name and Principal Position                                                                Options
---------------------------------------------------------------------------------------    ---------
Robert P. O'Meara, President & Chief Executive Officer of the Company                          9,913

John M. O'Meara, Executive Vice President & Chief Operating Officer of the Company             8,054

Donald J. Swistowicz, Executive Vice President & Chief Financial Officer of the Company        3,229

All Executive Officers, as a Group (the 3 above-named Officers)                               21,196

All Employees, as a Group (70 employees, including the 3 above-named Officers)               125,444


 Each option entitles the holder to purchase one share of Common Stock at an exercise price of $XX.XXX per share, the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock as of the Annual Meeting record date was $XX.XXX per share. Fifty percent of the 1996 awards are exercisable two years after the date of grant and the remaining 50% of the 1996 awards are exercisable three years after the date of grant. The right to exercise such awards expires ten years after the date of grant. The only persons who received 5% or more of the 1996 awards are R. O'Meara and J. O'Meara, as described above.

FEDERAL INCOME TAX CONSEQUENCES

 The following discussion of the federal income tax consequences of the 1989 Plan as proposed to be amended is only a summary of the general rules applicable to the grant and settlement of awards. Receipt of a nonstatutory stock option under the 1989 Plan will not result in taxable income to the participant at the time of grant. At the time of exercise, the difference between the exercise price and the fair market value of the Common Stock on the date of exercise will be taxable as ordinary income to the participant and the Company will be entitled to a corresponding tax deduction. A participant receiving restricted stock, performance shares or performance units will not recognize ordinary income until such awards are vested and paid, at which time the Company will be entitled to a corresponding tax deduction, subject to the limitations of Code
Section 162(m). In the event of a change in control, the acceleration of the vesting or payment of any awards under the 1989 Plan may result in the payment by the participant of excise tax, in addition to ordinary income tax, and the Company may not be entitled to a deduction for such amounts.

TEXT OF THE PROPOSED AMENDMENTS

 The text of the proposed amendments to the 1989 Plan is as follows:

  Section 1.2:  Purpose
  ---------------------

     The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

  Section 2.1 (e)
  ---------------

     "Committee" means the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan. The Committee shall consist of three or more members, each of whom shall qualify as a "disinterested person," as the term is defined by Rule 16b-3, and as an "outside director" within the meaning of Code Section 162(m) and regulations thereunder.

  Section 5.1:  Number and Amount Available for Award to Single Participant
  -------------------------------------------------------------------------

     The total number of shares of Stock subject to Awards under the Plan may not exceed 1,677,500 (of this total number, up to 80,000 shares of Stock may be issued in Restricted Stock), and the total number of shares of Stock which may be made subject to Awards granted under the Plan in any calendar year to any single Participant may not exceed 65,000. Such numbers of shares shall be subject to adjustment upon occurrence of any of the events described in
  Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

Section 5.2:  Reuse
-------------------
     If, and to the extent:

     (a) An Option shall expire or terminate for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes), the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available for issuance under the Plan; provided, however, that with respect to a share-for-share exercise, only the net shares issued shall be deemed to have become outstanding as a result thereof.

     (b) Restricted Stock, Performance Shares or Performance Units under the Plan forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the award are not issued to the Participant (or beneficiary), such shares of Stock shall (unless the Plan shall have terminated) become available for issuance under the Plan; provided, however, that if any dividends paid with respect to shares of Restricted Stock or Performance Shares were paid to the Participant prior to the forfeiture thereof, such shares shall not be reused for grants or awards.

     (c) SARs expire or terminate for any reasons without having been earned in full, an equal number of SARs shall (unless the 1989 Plan shall have terminated) become available for issuance under the Plan.

  Section 6.1:  Duration of Plan
  ------------------------------

     The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after February 21, 2006.

  Section 9.2:  Transferability
  -----------------------------

     Except as provided in Sections 9.8 and 9.9 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section 10.8 hereof), as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

  Section 10.8:  Performance Goals
  --------------------------------

     For purposes of Sections 9.2 and 10.2 hereof, "performance goals" shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be satisfied or met during the applicable restriction period or performance period, as the case may be, as a condition to the Participant's receipt, in the case of a grant of the Restricted Stock or a grant of Performance Shares, of the shares of Stock subject to such grant, or in the case of a Performance Unit Award, of payment with respect to such Award. Such criteria and objectives may include, but are not limited to, return on assets, return on equity, growth in net earnings, growth in earnings per share, asset growth, deposit growth, loan growth, asset quality levels, growth in the Fair Market Value of the Stock, or any combination of the foregoing or any other criteria and objectives determined by the

  Committee. Upon completion of the restricted period or the performance period, as the case may be, the Committee shall certify the level of the performance goals attained and the amount of the Award payable as a result thereof.

  Section 13.2:  Definition
  -------------------------
     For purposes of the Plan, a "change in control" shall mean any of the following events:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 10% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), or

     (b) During any period of two consecutive years, individuals, who at the beginning of such period constitute the Board, and any new director, whose election by the Board, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

     (c) The stockholders of the Company approve a merger of consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (a), (b), and (c) above.

VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENTS

 The proposal to amend the 1989 Plan must be approved by the holders of a majority of the shares of Common Stock voting at the Annual Meeting. The Board of Directors unanimously recommends that stockholders vote FOR the proposal to amend the 1989 Plan.


                             ELECTION OF DIRECTORS

 Following the November 5, 1995 death of former Director Frank J. Turk, Sr., the Board of Directors at its regular meeting of November 21, 1995 reduced the number of Directors constituting the Board from 13 to 12, divided into three classes equal in number. As a result of the foregoing and to make the three classes of Directors equal in number, the Board of Directors at its regular meeting of February 21, 1996 accepted the resignations of Directors Barber, R. O'Meara and Vanderwoude from the terms they were then serving and appointed them as Directors to terms ending at the Annual Meeting in 1996, 1997 and 1998, respectively.

 Each year the stockholders elect the members of a class of Directors for a term of three years. The four Director Nominees named below have been nominated for election for a term to end at the Annual Meeting in 1999 or until their successors are elected. The Board of Directors has no reason to believe that any of the Director Nominees will not be available for election. However, if any of the Director Nominees are not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than the number of Director Nominees named. To be elected as a Director, each Director Nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting.

 Certain biographical information (including principal occupation or employment for the past five years) concerning each Director Nominee and Continuing Director, as of the date of the Annual Meeting, is set forth below:


                     DIRECTOR NOMINEES TO SERVE UNTIL 1999


--------------------------------------------------------------------------------
     ANDREW B. BARBER, 87                                  Director since 1982

     Vice Chairman
     First Midwest Bancorp, Inc.
     Itasca, Illinois

     Mr. Barber is a member of the Company's Executive Committee.
--------------------------------------------------------------------------------
     O. RALPH EDWARDS, 61                                  Director since 1988

     Corporate Vice President-Human Resources (Retired, 1992)
     Abbott Laboratories
     (Health Care Products Manufacturer)
     Abbott Park, Illinois

     Mr. Edwards is Chairman of the Company's Compensation Committee.
--------------------------------------------------------------------------------
     THOMAS M. GARVIN, 60                                  Director since 1989

     Chairman and Chief Executive Officer
     G.G. Products Company
     (Food Business Acquiror)
     Oak Brook, Illinois

     Prior to 1993, Mr. Garvin was the President and Chief Executive Officer of the Keebler Company. Mr. Garvin is also a director of Corporate Renaissance Group, Inc.

     Mr. Garvin is a member of the Company's Executive and Audit Committees.
--------------------------------------------------------------------------------
     SISTER NORMA JANSSEN, O.S.F, 48                       Director since 1993

     Chairperson and Chief Executive Officer
     Franciscan Sisters Health Care Corporation
     (Health Care Provider)
     Mokena, Illinois

     Sister Norma is a member of the Company's Compensation Committee.
--------------------------------------------------------------------------------

                    CONTINUING DIRECTORS SERVING UNTIL 1997


--------------------------------------------------------------------------------
     JOSEPH W. ENGLAND, 55                                 Director since 1986

     Senior Vice President
     Deere & Company
     (Mobile Power Equipment Manufacturer)
     Moline, Illinois

     Mr. England is Chairman of the Company's Audit Committee.

--------------------------------------------------------------------------------
     ALAN M. HALLENE, 67                                   Director since 1982

     President (Retired, 1994)
     Montgomery Elevator International, Inc.
     (Elevator and Escalator Manufacturer)
     Moline, Illinois

     Mr. Hallene is a director of Butler Manufacturing Company.

     Mr. Hallene is Chairman of the Company's Nominating Committee and is a member of the Company's Compensation Committee.
--------------------------------------------------------------------------------
     ROBERT E. JOYCE, 85                                   Director since 1982

     Chairman (Retired)
     First Midwest Bank, N.A.
     Lake Forest, Illinois
--------------------------------------------------------------------------------
     ROBERT P. O'MEARA, 58                                 Director since 1982

     President and Chief Executive Officer
     First Midwest Bancorp, Inc.
     Itasca, Illinois

     Mr. O'Meara is a member of the Company's Executive Committee and is the brother of John M. O'Meara.
--------------------------------------------------------------------------------

                    CONTINUING DIRECTORS SERVING UNTIL 1998


--------------------------------------------------------------------------------
     BRUCE S. CHELBERG, 61                                 Director since 1989

     Chairman and Chief Executive Officer
     Whitman Corporation
     (Diversified, Multinational Holding Company)
     Rolling Meadows, Illinois

     Prior to 1991, Mr. Chelberg was the Executive Vice President of Whitman Corporation. Mr. Chelberg is also a director of Whitman Corporation, Snap-On Tools Corporation and Northfield Laboratories, Inc.

     Mr. Chelberg is a member of the Company's Executive, Audit and Nominating Committees.
--------------------------------------------------------------------------------
     C.D. OBERWORTMANN, 86                                 Director since 1982

     Chairman
     First Midwest Bancorp, Inc.
     Itasca, Illinois

     Mr. Oberwortmann is Chairman of the Company's Executive Committee.
--------------------------------------------------------------------------------
     JOHN M. O'MEARA, 50                                   Director since 1982

     Executive Vice President and Chief Operating Officer
     First Midwest Bancorp, Inc.
     Itasca, Illinois

     Mr. O'Meara is a member of the Company's Executive Committee and is the brother of Robert P. O'Meara.
--------------------------------------------------------------------------------
     J. STEPHEN VANDERWOUDE, 52                            Director since 1991

     President and Chief Executive Officer (Retired, 1995)
     Video Lottery Technologies, Inc.
     (Electronic Lottery Equipment Manufacturer and Servicer)
     Atlanta, Georgia

     From 1989 to 1993, Mr. Vanderwoude was President of Centel Corporation. Centel Corporation was acquired by Sprint Corporation in 1993, at which time Mr. Vanderwoude became President of Sprint's Local Telecomm Division. Mr. Vanderwoude is also a director of Video Lottery Technologies, Inc. and V-Band Corporation.

     Mr. Vanderwoude is a member of the Company's Audit Committee.
--------------------------------------------------------------------------------

                        BOARD OF DIRECTORS' OPERATIONS

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

 The Board of Directors has established Executive, Audit, Compensation and Nominating Committees, and may periodically establish other Committees as deemed advisable.

 The members of the Executive Committee are: C.D. Oberwortmann, Chairman; Andrew
B. Barber; Bruce S. Chelberg; Thomas M. Garvin; John M. O'Meara; and Robert P. O'Meara (ex officio). The function of this Committee is to exercise certain authorities of the Board of Directors between Board meetings, as defined by the Company's By-Laws. The Executive Committee met four times in 1995.

 Audit Committee members are: Joseph W. England, Chairman; Bruce S. Chelberg; Thomas M. Garvin; and J. Stephen Vanderwoude. The functions of this Committee are to: select and recommend to the Board of Directors the independent auditors; review the plans for, and the findings from, the independent and internal audits; and review the results of the regulatory agency examinations of the Company. The Audit Committee met four times in 1995.

 The members of the Compensation Committee are: O. Ralph Edwards, Chairman; Alan M. Hallene; and Sister Norma Janssen. The functions of this Committee are to determine and recommend to the Board of Directors the compensation of the Company's directors and to review the propriety of the Company's compensation and benefits programs. The Compensation Committee met three times in 1995.

 The members of the Nominating Committee are: Alan M. Hallene, Chairman; and Bruce S. Chelberg. The functions of this Committee are to: establish criteria for the nomination of directors; identify and recommend to the Board of Directors candidates for director nomination; recommend retiring directors for appointment as emeritus directors; and annually review the performance of each director. The Nominating Committee met twice during 1995.

 The Company's Board of Directors held six meetings during 1995. Each Director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the various Committees of the Board of Directors on which he/she served, except for Directors Janssen and Joyce, both of whom attended approximately 70% of such meetings.

BOARD OF DIRECTORS' COMPENSATION

 Non-employee members of the Board of Directors are compensated by the Company through an annual $10,000 retainer, payable quarterly, and a $750 fee for each Board meeting attended. Non-employee chairmen of Board committees receive an additional $1,500 annual retainer, payable quarterly. Non-employee committee members, including the chairmen, also receive a $750 fee for each Committee meeting attended. The median total compensation paid in 1995 to non-employee directors was $17,125.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

 The "Deferred Compensation Plan for Non-employee Directors" (the "Deferral Plan") allows non-employee directors to defer receipt of either 50% or 100% of any director fees and retainers due such directors. The deferred director fees and retainers, and interest thereon at the quarterly average prime rate as defined, are payable at the director's election either as a lump sum or in installments over a period not to exceed ten years. Payments under the Deferral Plan begin at the date specified by the director or upon cessation of service as a director.

BOARD OF DIRECTORS' RETIREMENT POLICY

 The Company's Board of Directors Retirement Policy requires a director to resign upon attainment of age seventy or upon the occurrence of certain defined events. Directors Barber, Joyce and Oberwortmann have been deemed by the Board of Directors to be "founding directors" of the Company not subject to the retirement provisions until January 1, 1997, which date may be extended as the Board of Directors deems appropriate.

 Retired directors will be considered for appointment as nonvoting "Emeritus Directors" upon recommendation of the Nominating Committee. Emeritus Directors will be available for advice and counsel to the Company and will receive an annual $1,000 retainer, payable quarterly. Robert K. Anderson, who retired effective December 31, 1992, is the only current Emeritus Director.

                       EXECUTIVE OFFICERS OF THE COMPANY

 The Company's Executive Officers are elected annually by the Company's Board of Directors. Certain information regarding the Company's Executive Officers is set forth below.


                                                                                       Executive
                                                                                       Officer
Name (Age as of April 16, 1996)    Position or Employment for Past Five Years          Since
---------------------------------  --------------------------------------------------  ---------
Clarence D. Oberwortmann (86)      Chairman                                            1982
Andrew B. Barber (87)              Vice Chairman                                       1982
Robert P. O'Meara (58)             President & Chief Executive Officer                 1982
John M. O'Meara (50)               Executive Vice President & Chief Operating Officer  1987
Donald J. Swistowicz (44)          Executive Vice President & Chief Financial Officer  1982

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

 The following table sets forth certain information with respect to annual and other compensation paid to the Company's Chief Executive Officer and the other highest paid Executive Officers of the Company whose annual base salary and bonus for the last fiscal year exceeded $100,000:


                                                                 Long-Term
                                                                 Compensation
                                                                 ------------
                                                                 Awards
                                                                 ------------
                                        Annual Compensation      Securities      All Other
Name and Principal          Fiscal    -----------------------    Underlying      Compen-
Position                    Year      Salary ($)    Bonus ($)    Options(#)      sation ($)
------------------          ------    ----------    ---------    ------------    ----------
Robert P. O'Meara,          1995       $400,000     $ 91,071       11,089          $55,907
President & Chief           1994        375,000       86,149       10,194           57,148
Executive Officer.          1993        350,000       82,184       11,136           51,090

John M. O'Meara,            1995        325,000      123,996        9,010           45,433
Executive Vice              1994        305,000       70,069        8,291           46,490
President & Chief           1993        285,000       66,922        9,068           41,955
Operating Officer.

Donald J. Swistowicz,       1995        152,000       33,717        3,612           20,600
Executive Vice President    1994        142,500       27,134        3,320           21,051
& Chief Financial and       1993        133,500       25,909        3,641           19,002
Accounting Officer.

     NOTE

     "All Other Compensation" represents contributions by the Company to the Company's tax-qualified and non-qualified defined contribution retirement plans.

STOCK OPTION GRANTS IN 1995


                                         Individual Grants
---------------------------------------------------------------------------------------------------
                                           % of
                            No. of         Total
                            Securities     Options
                            Underlying     Granted to    Per Share                       Grant Date
                            Options        Employees     Exercise                        Present
Name                        Granted (#)    in 1995       Price ($)    Expiration Date    Value ($)
----------------------      -----------    ----------    ---------    ---------------    ----------
Robert P. O'Meara             11,089          9.0%         $25.25      Feb. 15, 2005       $65,758
John M. O'Meara                9,010          7.3%         $25.25      Feb. 15, 2005        53,429
Donald J. Swistowicz           3,612          2.9%         $25.25      Feb. 15, 2005        21,419


NOTES

The "Grant Date Present Value", above, was determined using the so-called "Black-Scholes" option pricing model. The significant factors or assumptions incorporated into the Black-Scholes model in estimating the Grant Date Present Value were as follows:

 . Exercise price of the options of $25.25 each, which is equal to the fair market value of the Company's Common Stock on the date of grant.

 . A risk-free rate-of-return of 7.47% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term on the date of grant.

 . Volatility of 27% calculated using daily stock prices for the one-year period prior to the grant date.

 . Dividends at the rate of $0.76 per share, representing the annualized dividends paid with respect to a share of the Company's Common Stock at the date of grant.

 . Reductions of approximately 22% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 12% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

 .  An option term of ten years.

The ultimate value of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of the Company's Common Stock, on the date the option is exercised, over the exercise price of the option.

AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUE TABLE AS OF
DECEMBER 31, 1995

                                                Number of Securities                   Value of
                        Shares                  Underlying Unexercised          Unexercised In-the-Money
                        Acquired                Options at Dec. 31, 1995        Options at Dec. 31, 1995
                        on          Value       ----------------------------    ----------------------------
Name                    Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
--------------------    --------    --------    -----------    -------------    -----------    -------------
Robert P. O'Meara       N/A         N/A         70,990         26,851           $741,022       $110,334
John M. O'Meara         N/A         N/A         54,237         21,835            564,069         89,742
Donald J. Swistowicz    N/A         N/A         21,502         8,753             224,192         35,984


     NOTES

     "N/A" denotes that, since the inception of the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan, no stock option exercises by the named executives have occurred. Additionally, options are considered "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option. For "in-the-money" options, the "Value of Unexercised In-the-Money Options at December 31, 1995" represents the difference between the closing price ($28.875) of the Common Stock on December 31, 1995 and the exercise price of the underlying options, multiplied by the number of applicable options. Since the inception of such Plan, no stock options have been repriced.

DEFINED BENEFIT OR ACTUARIAL PENSION AND RETIREMENT PLANS

                      Consolidated Pension Plan
                      -------------------------
  Average                  Years of Service
   Final    ----------------------------------------------------
  Earnings    10       15       20       25       30       35
  --------  -------  -------  -------  -------  -------  -------
  $125,000  $10,383  $15,574  $20,766  $25,957  $31,149  $36,340
   150,000   12,833   19,249   25,667   32,082   38,499   44,915
   175,000   15,283   22,924   30,566   38,207   45,849   53,490
   200,000   17,733   26,599   35,466   44,332   53,199   62,065
   225,000   20,183   30,274   40,366   50,457   60,549   70,640

 The table above illustrates the amount of annual retirement income, computed on an actuarial basis using the "straight-life annuity method", provided by the Company's consolidated defined benefit pension plan at normal retirement age
(65) in specified average earnings and service classifications. (Benefits are payable for life, or if spousal benefits are elected, a reduced amount is payable for the life of the employee and of the surviving spouse.)

 "Average Final Earnings" are determined substantially on the basis of the "annual compensation" included in the Summary Compensation Table, subject to the
provisions of the Internal Revenue Code of 1986 (the "Code") limiting        the
amount of annual compensation which may be taken into account. (The limitation for 1995 was $150,000. For the five years prior to 1995, the limitations were as follows: 1994 - $150,000; 1993 - $235,840; 1992 - $228,860; 1991 -$222,200;
and, 1990 - $209,200.) The amounts shown in the pension table, above, are not offset by any Social Security benefits available. At December 31, 1995, the years of credited service for the Company's consolidated defined benefit pension plan for the individuals named in the Summary Compensation table were as follows: Robert P. O'Meara - 16; John M. O'Meara - 16; and Donald J.
Swistowicz - 14.

                           Nonqualified Pension Plan
                           -------------------------

 Because benefits from the Company's consolidated pension plan are subject to limitations under the Code, during 1989 the Company's Board of Directors authorized the establishment of a nonqualified pension plan (the "nonqualified plan"). The nonqualified plan provides for additional pension payments from the general assets of the Company of amounts which would have been paid to participants under the actuarially-based pension formula of the Company's consolidated pension plan absent the compensation limitations of the Code. In order to reduce the administrative burden associated with the maintenance of a nonqualified plan, the Board of Directors approved the crediting as deferred compensation, to all 14 employees participating in the nonqualified plan, of the present value of the nonqualified vested pension benefits accrued during the year. Amounts credited as deferred compensation in 1995 for 1995 service to the executives listed in the Summary Compensation Table were as follows: Robert P. O'Meara -$36,299; John M. O'Meara - $17,801; and Donald J. Swistowicz - $1,796.

                      Supplemental Retirement Benefit Plan
                      ------------------------------------

 During 1988, the life insurance agreements for Robert P. O'Meara and John M. O'Meara that had been maintained by the Company and certain of its subsidiaries since 1977 were restated. In general, the restated agreements (the "Insurance Agreements") required the Company and certain of its subsidiaries to maintain life insurance policies covering each officer providing death benefits equal to three times the officer's base salary as of January 1, 1988. Under the Insurance Agreements, a portion of the death benefit, equal to the aggregate amount of premiums paid by the Company and its subsidiaries for the related policies, would be paid to the Company and subsidiaries, and the remainder would be paid to the beneficiary designated by the officer. (The life insurance policies maintained pursuant to the Insurance Agreements have been fully paid since 1989.)

 The Insurance Agreements also afforded the individuals the option, upon retirement at age 65 or later, or upon the occurrence of other defined events: to purchase the insurance policies described above by paying to the Company the total amount of the related insurance premiums paid by the Company or its subsidiaries; or to receive from the Company an annual supplemental retirement benefit of 50% of their January 1, 1988 base annual salary, with such benefit payable monthly over a 10-year guaranteed period and funded primarily through the accumulation of cash surrender values under the Insurance Agreements. Upon resignation or termination prior to age 65, however, the individuals would be entitled to receive as a lump-sum payment the present value of their vested interests (at the vesting rate of 4% for each year of employment with the Company or a predecessor organization) in the annual supplemental retirement benefit.

 In 1992, the Board of Directors amended the Insurance Agreements to terminate the supplemental retirement benefits plan and provide the individuals with the lump-sum present value described in the paragraph above. Amounts distributed in 1995 to the individuals under the amendment, representing amounts accrued since the inception of the Insurance Agreements but vested during 1995, and the related vested percentages as of December 31, 1995, were as follows: Robert P. O'Meara -$18,208 (100%) and John M. O'Meara - $7,251 (100%).

EXECUTIVE EMPLOYMENT AGREEMENTS

 In order to advance the interests of the Company by enabling the Company to attract and retain the services of key executives upon which the successful operations of the Company are largely dependent, during 1990 the Board of Directors authorized the Compensation Committee to tender Employment/Change in Control Agreements to such key executives. The Compensation Committee has determined that the following executives are eligible for such Agreements: Class I Agreements -- Robert P. O'Meara and John M. O'Meara; Class II Agreements -- Donald J. Swistowicz and 6 other senior executives of the Company's subsidiaries; and Class III Agreements -- 30 other senior executives of the Company or its subsidiaries.

 The Agreements are for a base term of two years for Classes I and II and one year for Class III and automatically renew unless 90 days notice of non-renewal is provided to the other party. If an executive's employment is terminated prior to the expiration of the Agreement or by the providing of notice of non-renewal, or if the executive is constructively discharged (for example, as a result of a material reduction in responsibilities or compensation, or other material breach of the Agreement by the Company), the executive is entitled to a severance benefit of: twelve months base pay for Class I executives and six months base pay for Class II and III executives; a prorata short-term bonus award; and a limited amount of health care and outplacement counseling benefits. If the executive remains unemployed at the end of such time periods, an additional amount of limited benefits may be provided at the discretion of the Company.

 Upon a change in control, as defined, the term of the Agreement is extended three, two and one year(s) for Class I, II and III executives, respectively, from the date of the change in control. An executive who is terminated or constructively discharged after a change in control is entitled to a lump sum payment of the aggregate value [three, two and one time(s) such value for Classes I, II and III, respectively] of the following benefits: severance pay (base salary and short-term bonus awards); perquisites to which the executive was entitled on the date of the change in control; a limited amount of group health care benefits; contributions for benefits expected to be made to the Company's tax-qualified and nonqualified retirement plans; and a limited amount of outplacement counseling.

 Supplemental compensation will also be provided to mitigate the effects of any excise taxes applicable to executive employment payments. Each executive is subject to a confidentiality agreement, and if the executive voluntarily terminates employment prior to a change in control, the executive will be subject to noncompetition and nonsolicitation agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 The Compensation Committee (the "Committee") believes that the Company's compensation strategy reflects the following: compensation should focus executives on achieving performance objectives that enhance stockholder value; compensation should motivate executives to both individually and collectively take actions that support the attainment of the Company's mission and long and short-term objectives; and compensation should enable the Company to attract and retain individuals who are in a position to contribute materially to the Company's growth, development and financial success.

 Executive compensation consists of three primary, variable elements: a base salary; a potential award under the Company's Short-Term Incentive Plan; and a potential award under the Company's long-term 1989 Omnibus Stock and Incentive Plan. In determining the appropriate mix among these elements, the Committee considers the results of compensation comparisons performed by the Company itself, the Company's independent compensation consultant, Hewitt Associates, and various industry associations. Additionally, the specific factors considered by the Committee in establishing executive compensation under each of these elements are discussed below.

                                  Base Salary
                                  -----------

 Executive base salaries are reviewed annually by the Committee and presented to the full Board for approval; executives who are members of the Board of Directors do not participate in the approval process. Executive base salaries are typically targeted at the competitive median for services performed in similar capacities in similarly-sized financial institutions (determined on the basis of various annual surveys of such institutions), adjusted primarily for individual performance and also for other factors, such as experience, responsibility and internal equity. Based upon the foregoing, the annual base salaries of the Executives named in the Summary Compensation Table (the "Named Executives") were increased by approximately 6.5% from 1994 to 1995.

             First Midwest Bancorp, Inc. Short-Term Incentive Plan
             -----------------------------------------------------

 The First Midwest Bancorp, Inc. Short-Term Incentive Plan (the "Incentive Plan"), established in 1989, is an integral element of the compensation mix because the Incentive Plan specifically aligns the short-term performance goals of the Company and its subsidiaries with the goals of the individual employees responsible for achieving such goals. Approximately 270 employees were Incentive Plan participants during 1995. Eligible employees, including the Named Executives, are placed into one of eight participant categories based upon salary grade. Target awards are expressed as a percentage of base salary and range from 5% to 25%, depending upon participant category. (The 1995 target award for Robert P. O'Meara and John M. O'Meara was 25% each, while the target award for Donald J. Swistowicz was 20%.) Based upon the level of attainment of predetermined annual corporate performance goals as well as predetermined individual performance goals, an award ranging between 0% to 150% of the target can be earned. Additionally, the Incentive Plan provides for the granting of additional awards for superior individual performance. Based upon the foregoing criteria, each of the Named Executives earned the award for 1995 shown in the Summary Compensation Table.

       First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan
       -----------------------------------------------------------------

 The First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan ("the 1989 Plan") allows the granting of both incentive and nonstatutory stock options, stock appreciation rights, restricted stock, performance units and performance shares. To date, only nonstatutory stock options have been awarded. The 1989 Plan is administered by the Committee with participants being selected by the Committee from those employees who are in a position to contribute materially to the Company's long-term growth, development and financial success. Approximately 55 employees were 1989 Plan participants during 1995. The exercise price of each stock option reflects the fair market value of the Common Stock on the date of grant. By featuring a long-term vesting schedule (on or after the second anniversary of the grant, 50% of the stock options are exercisable, with the remaining 50% exercisable on or after the third anniversary of the grant), the Committee seeks to motivate 1989 Plan participants to enhance the long-term performance of the Company.

 The number of options awarded to each participant is determined by taking a Committee-established percentage, based upon salary grade, of the participant's salary and dividing that amount by the fair market value of the Common Stock on the date of grant. However, such amount may be reduced through application of a subjective factor, ranging from 0% to 100%, to reflect the Committee's assessment of a participant's individual performance.

                      Chief Executive Officer Compensation
                      ------------------------------------

 Robert P. O'Meara's compensation is determined on the same basis as is the compensation of the other Named Executives, such basis having been previously described in this report. Accordingly, Robert P. O'Meara's: base salary was increased 6.7% from 1994 to 1995; Short Term Incentive Plan award for 1995 of 22.8% of base salary reflected the Company's substantial attainment of the predetermined annual performance goals previously described; and 1995 award under the 1989 Omnibus Stock and Incentive Plan reflected application of the Committee-established percentage of base salary for his salary grade.

                    Deductibility of Executive Compensation
                    ---------------------------------------

 The Committee does not believe that the limitations on the deductibility of executive compensation imposed by Internal Revenue Code Section 162(m) will affect the deductibility of compensation expected to be paid under the Company's existing plans and programs during 1996. The Committee will continue to evaluate any impact which Section 162(m) may have and take such actions as it deems appropriate.

              Responsibility for Report on Executive Compensation
              ---------------------------------------------------

 This Compensation Committee Report on Executive Compensation was prepared by the Committee, whose members during 1995 were: O. Ralph Edwards, Chairman; Alan
M. Hallene; and Sister Norma Janssen.

 The Committee's Report on Executive Compensation and the following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "filed" under such Acts.

STOCK PERFORMANCE GRAPH

 The graph below compares, over a five-year period, the cumulative total return (defined as stock price appreciation and dividends) to stockholders for the Company's Common Stock against a broad-market total return equity index and a commonly-published industry total return equity index. The broad-market total return equity index utilized in this comparison is the "Standard & Poor's 500 Stock Index" ("the S & P 500"), which is a composite index of the equity performance of 500 representative companies within those industry groups deemed
significant by Standard & Poor's.         The published industry index utilized
in the comparison is the Keefe, Bruyette & Woods, Inc. "KBW 50 Total Return Index" (the "KBW 50 TR"), which is a composite index of the equity performance of 50 banking companies located throughout the United States which range in asset size from $257 billion to $12 billion and are of a median asset size of $35 billion.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                    THE S & P 500 INDEX & KBW 50 TR INDEX *

                             [GRAPH APPEARS HERE]

              1990    1991    1992    1993    1994    1995
             ------  ------  ------  ------  ------  ------
"S&P 500"    100.00  130.34  140.25  154.32  156.42  214.99
"KBW50TR"    100.00  158.28  201.68  212.86  202.00  323.53
"Company"    100.00  115.54  142.95  189.58  184.92  228.96

  * Assumes $100 invested on December 31, 1990 in the Company's Common Stock, the S & P 500 and the KBW 50 TR and the reinvestment of all related dividends.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

 The following table sets forth, as of the Annual Meeting record date, information with respect to the beneficial ownership of the outstanding shares of Common Stock (13,617,977 shares) and vested-but-not-exercised nonstatutory stock options (540,550 shares) by each Director, Director Nominee and Executive Officer named in the Summary Compensation Table, and all Directors, Director Nominees and Executive Officers as a group. To the knowledge of the Company, no stockholder beneficially owns 5% or more of the outstanding Common Stock.

                                  Number     Percent
Beneficial Owner                  of Shares  Ownership
--------------------------------  ---------  ----------
  Andrew B. Barber                  352,311       2.49%
  Bruce S. Chelberg                   7,000       0.05%
  O. Ralph Edwards                    1,105       0.01%
  Joseph W. England                   4,332       0.03%
  Thomas M. Garvin                    3,955       0.03%
  Alan M. Hallene                     8,577       0.06%
  Sister Norma Janssen, O.S.F.            0       0.00%
  Robert E. Joyce                   325,062       2.30%
  C.D. Oberwortmann                 345,012       2.44%
  John M. O'Meara                   400,403       2.83%
  Robert P. O'Meara                 318,506       2.25%
  Donald J. Swistowicz               59,392       0.42%
  J. Stephen Vanderwoude              1,000       0.01%

  All Directors, Director
  Nominees and Executive
  Officers as a Group
  (13 persons)                    1,826,655      12.90%

 Share data in the table above includes the following amounts related to vested-but-not-exercised nonstatutory stock options: Robert P. O'Meara - 76,558; John
M. O'Meara - 58,771; and Donald J. Swistowicz - 23,323. Additionally, amounts shown for Robert P. O'Meara and John M. O'Meara include 5,343 and 104,225 shares of Common Stock, respectively, which are owned by trusts over which such persons exercise voting and investment rights. Beneficial ownership of such shares is disclaimed by such individuals.

 The Profit Sharing Plan and the ESOP own 681,186 (or 4.81%) and 71,661 (or 0.51%), respectively, of the shares of Common Stock. Pursuant to the Profit Sharing Plan and the ESOP, participants exercise voting rights with respect to the portion of the shares of Common Stock allocated to their accounts, and also direct the Trustee with respect to the investment of their accounts among the investment funds maintained under the Profit Sharing Plan. Accordingly, only those shares of Common Stock attributable to the Profit Sharing Plan and ESOP accounts of the persons and groups listed are included in the above table. (Refer to "Direction Cards for Participants in the First Midwest Bancorp Employee Stock Ownership Plan and the First Midwest Bancorp Savings and Profit Sharing Plan" for additional information.)

RIGHT OF FIRST REFUSAL AGREEMENTS

 On June 22, 1994, the Company entered into "Right of First Refusal Agreements" with certain stockholders who directly own approximately 12% of the Company's outstanding Common Stock. The Agreements provide that if a stockholder dies and the stockholder's representative desires to sell any of the stockholder's shares of the Company's Common Stock, the representative must first offer such shares to the Company. The Agreements impose no obligation on the Company to purchase any such shares. If the Company elects to purchase such shares, the price to be paid would be equal to the fair market value of such shares as determined by reference to transactions reported for the Company's Common Stock on The NASDAQ Stock Market. The Directors (or former Director) of the Company who are parties to, or are affected by, these Agreements are:
Andrew B. Barber; Robert E. Joyce; C.D. Oberwortmann; John M. O'Meara; Robert P. O'Meara; and Frank J. Turk, Sr. (At the time of former Director Turk's death in November, 1995, he was the beneficial owner of 162,368 shares, or 1.31%, of the Company's Common Stock. Former Director Turk's shares have not been offered to the Company and the Company has no knowledge whether such shares might be so offered.)

OWNERSHIP REPORTS

 Section 16 of the Securities Exchange Act requires directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of Common Stock with the Securities and Exchange Commission. To the best of the Company's knowledge, during 1995 all required filings were timely submitted.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 The Company, through certain of its subsidiaries, has made loans and had transactions with certain of its Executive Officers and Directors. However, all such loans and transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                              INDEPENDENT AUDITORS

 For 1995 the Board of Directors retained KPMG Peat Marwick LLP as the Company's independent auditors. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Audit Committee currently intends to recommend to the Board of Directors the selection of independent auditors for 1996 at the May 1996 Board of Directors meeting.

                                OTHER BUSINESS

 So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with their judgment on such matters.


                STOCKHOLDER PROPOSALS AT THE 1997 ANNUAL MEETING

 Stockholders desiring to submit proposals to be voted upon by stockholders at the 1997 Annual Meeting must submit their proposals to the Corporate Secretary, at the Company's executive offices in Itasca, Illinois, no later than November 14, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. (It is presently anticipated that the 1997 Annual Meeting will be held on April 16, 1997.)


                              By Order of the Board of Directors:



                              Alan R. Milasius
                              Senior Vice President & Corporate Secretary

Date: March 8, 1996

                                     PROXY
                          FIRST MIDWEST BANCORP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 16, 1996

I, the undersigned stockholder of First Midwest Bancorp, Inc. (the "Company"), hereby appoint Donald J. Swistowicz, Alan R. Milasius and Susan M. Smerz, or any of them, the true and lawful attorney of the undersigned, with full power of substitution, to appear and act as proxies of the undersigned, and to vote, as designated below, all the shares of Common Stock of the Company held on record by the undersigned on February 28, 1996 at the Annual Meeting of Stockholders of the Company to be held on April 16, 1996 or any adjournment(s) thereof as fully as the undersigned might or could do if personally present.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

  PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE
                               ENCLOSED ENVELOPE.


1. ELECTION OF DIRECTORS: Andrew B. Barber; O. Ralph Edwards; Thomas M. Garvin; Sister Norma Janssen, O.S.F.
     FOR     WITHHELD     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
     NOMINEE(S):

2.   For the two proposals to amend the Company's Restated Certificate of
     Incorporation.        FOR     AGAINST     ABSTAIN

3.   For the proposal to amend the Company's 1989 Omnibus Stock and Incentive
     Plan.                 FOR     AGAINST     ABSTAIN

4. In their discretion on any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE TWO PROPOSALS TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, FOR THE PROPOSAL TO AMEND THE COMPANY'S 1989 OMNIBUS STOCK AND INCENTIVE PLAN, AND AS TO ANY OTHER ITEM OF BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, IT WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES.


SIGNATURE(S) & DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      DIRECTION CARD (PROFIT SHARING PLAN)

                          FIRST MIDWEST BANCORP, INC.
        FIRST MIDWEST BANCORP SAVINGS AND PROFIT SHARING PLAN AND TRUST
          DIRECTION FOR VOTING SHARES OF THE COMPANY HELD IN THE TRUST
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 16, 1996

I hereby direct the Trustee, First Midwest Trust Company, N.A. or any successor Trustee, to vote, as designated below, all the shares of Common Stock of First Midwest Bancorp, Inc. (the"Company") subject to voting direction by the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 16, 1996 or any adjournment(s) thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Please mark, sign and date this Direction Card and return it promptly using the enclosed envelope.


1. ELECTION OF DIRECTORS: Andrew B. Barber; O. Ralph Edwards; Thomas M. Garvin; Sister Norma Janssen, O.S.F.
     FOR     WITHHELD     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
     NOMINEE(S):

2.   For the two proposals to amend the Company's Restated Certificate of
     Incorporation.        FOR     AGAINST     ABSTAIN

3.   For the proposal to amend the Company's 1989 Omnibus Stock and Incentive
     Plan.                 FOR     AGAINST     ABSTAIN

4. In their discretion on any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof.

THESE DIRECTIONS ARE REQUESTED BY THE TRUSTEE WITH REGARD TO THE VOTING OF A PROXY SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS FROM THE TRUSTEE AS THE RECORD OWNER OF SHARES HELD PURSUANT TO THE FIRST MIDWEST BANCORP SAVINGS AND PROFIT SHARING PLAN AND TRUST. IF NO INSTRUCTION IS MADE ON THIS DIRECTION CARD, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE TWO PROPOSALS TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, FOR THE PROPOSAL TO AMEND THE COMPANY'S 1989 OMNIBUS STOCK AND INCENTIVE PLAN, AND AS TO ANY OTHER ITEM OF BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, IT WILL BE VOTED IN THE DISCRETION OF THE TRUSTEE.


SIGNATURE & DATE
NOTE:  Please sign exactly as name appears hereon.

                             DIRECTION CARD (ESOP)

                          FIRST MIDWEST BANCORP, INC.
         FIRST MIDWEST BANCORP EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
          DIRECTION FOR VOTING SHARES OF THE COMPANY HELD IN THE TRUST
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 16, 1996

I hereby direct the Trustee, First Midwest Trust Company, N.A. or any successor Trustee, to vote, as designated below, all the shares of Common Stock of First Midwest Bancorp, Inc. (the "Company") subject to voting direction by the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 16, 1996 or any adjournment(s) thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Please mark, sign and date this Direction Card and return it promptly using the enclosed envelope.

1. ELECTION OF DIRECTORS: Andrew B. Barber; O. Ralph Edwards; Thomas M. Garvin; Sister Norma Janssen, O.S.F.
     FOR     WITHHELD     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
     NOMINEE(S):

2.   For the two proposals to amend the Company's Restated Certificate of
     Incorporation.        FOR     AGAINST     ABSTAIN

3.   For the proposal to amend the Company's 1989 Omnibus Stock and Incentive
     Plan.                 FOR     AGAINST     ABSTAIN

4. In their discretion on any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof.

THESE DIRECTIONS ARE REQUESTED BY THE TRUSTEE WITH REGARD TO THE VOTING OF A PROXY SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS FROM THE TRUSTEE AS THE RECORD OWNER OF SHARES HELD PURSUANT TO THE FIRST MIDWEST BANCORP EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. IF NO INSTRUCTION IS MADE ON THIS DIRECTION CARD, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE TWO PROPOSALS TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, FOR THE PROPOSAL TO AMEND THE COMPANY'S 1989 OMNIBUS STOCK AND INCENTIVE PLAN, AND AS TO ANY OTHER ITEM OF BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, IT WILL BE VOTED IN THE DISCRETION OF THE TRUSTEE.

SIGNATURE & DATE
NOTE:  Please sign exactly as name appears hereon.